UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section  13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

Modiv Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, $0.001 par value per share	MDV	New York Stock Exchange

7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDV.PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2022, Modiv Inc. (the “Company”) and Modiv Operating Partnership, LP, the Company’s operating partnership, entered into an At Market Issuance Sales Agreement (the “Agreement”) with B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., Colliers Securities LLC, EF Hutton, division of Benchmark Investments, LLC, Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc. and Truist Securities, Inc. (each, a “Sales Agent,” and collectively, the “Sales Agents”), pursuant to which the Company may offer and sell, from time to time through the Sales Agents, shares of its Class C common stock, $0.001 par value per share (the “Shares”), having an aggregate offering price of up to $50,000,000. Any Shares offered and sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-263985), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 2, 2022, and a prospectus supplement, dated June 6, 2022, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Agreement, the Sales Agents may sell Shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act.

The offering of Shares pursuant to the Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Agreement or (b) the termination of the Agreement by the Sales Agents or the Company, as permitted therein.

The Company will pay to the Sales Agents, upon each sale of Shares pursuant to the Agreement, an aggregate amount up to 2.2% of the gross proceeds from each such sale, unless such Sales Agent acts as principal, and has agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company will also reimburse the Sales Agents for certain specified expenses in connection with entering into the Agreement.

The Company intends to use the net proceeds raised through any “at-the-market” sales primarily for funding acquisition opportunities, for other direct or indirect acquisitions of, or investments in, real estate and real estate-related assets, and for general corporate purposes, which may include leasing incentives, tenant improvements, capital expenditures, working capital and repayment of indebtedness.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The legal opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	At Market Issuance Sales Agreement by and among Modiv Inc., Modiv Operating Partnership, LP, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., Colliers Securities LLC, EF Hutton, division of Benchmark Investments, LLC, Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc. and Truist Securities, Inc., dated June 6, 2022

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in the Opinion of Venable LLP filed as Exhibit 5.1)

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

	By:	/s/ RAYMOND J. PACINI
		Name:	Raymond J. Pacini
		Title:	Chief Financial Officer

Date: June 6, 2022